UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): May 22, 2025
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Cibus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 450-0008
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
         Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Cibus, Inc. (the “Company”) previously approved, subject to stockholder approval, the adoption of the Cibus, Inc. 2025 Employee Stock Purchase Plan (the “2025 ESPP”) and the reservation by the Board of an initial 326,384 shares of the Company’s Class A common stock, par value $0.0001 per share (subject to an annual increase as described below), under the 2025 ESPP.

At the Company’s annual meeting of stockholders held on May 22, 2025 (the “Annual Meeting”), the Company’s stockholders approved the adoption of the 2025 ESPP.

A description of the material terms and conditions of the 2025 ESPP was previously reported in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 10, 2025, under the heading “Proposal 4—Approval of the ESPP Proposal” and is incorporated herein by reference. The foregoing is qualified in its entirety by reference to the full text of the 2025 ESPP, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Cibus, Inc. 2025 Employee Stock Purchase Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2025

CIBUS, INC.

	By:	/s/ Peter Beetham
	Name:	Peter Beetham
	Title:	Interim Chief Executive Officer